EXHIBIT 9.1

VOTING AGREEMENT

To: The Purchasers of Series A Preferred Stock of Oragenics, Inc.

To Whom It May Concern:

This letter will confirm the agreement of the undersigned shareholders of Oragenics, Inc. (“Oragenics”) to vote all shares of voting stock over which the undersigned has voting control in favor of any written consent of shareholders presented to the undersigned or resolution presented to the shareholders of Oragenics to approve the issuance, in the aggregate, of more than 19.999% of the number of shares of common stock of Oragenics outstanding on the date of closing pursuant to that certain Securities Purchase Agreement, dated as of May 10, 2017, among Oragenics and the purchasers signatory thereto (the “Purchase Agreement”) and the other agreements entered into in connection therewith or as otherwise may be required by the applicable rules and regulations of the New York Stock Exchange Market (or any successor entity). This agreement is given in consideration of, and as a condition to enter into such Securities Purchase Agreement and is not revocable by me.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or by pdf electronic mail, and upon such delivery the facsimile or pdf signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signatures on following page.]

MSD Credit Opportunity Master Fund, L.P.

Marcello Liguori, Managing Director

[Signature Page to Voting Agreement]

INTREXON CORPORATION

Donald P. Lehr, Chief Legal Officer

[Signature Page to Voting Agreement]

KOSKI FAMILY LIMITED PARTNERSHIP

Robert Koski, General Partner

[Signature Page to Voting Agreement]

HARVEST INTREXON ENTERPRISE FUND I, L.P.
By: HARVEST ENTERPRISE GP I, LLC its general partner
By: HARVEST CAPITAL STRATEGIES, LLC its managing member

By:
Name:
Title:

HARVEST INTREXON ENTERPRISE FUND I (AI), L.P.
By: HARVEST ENTERPRISE GP I, LLC its general partner
By: HARVEST CAPITAL STRATEGIES, LLC, its managing member

By:
Name:
Title:

Address: 600 Montgomery Street, Suite 1700
San Francisco, California 94111

[Signature Page to Voting Agreement]